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                                                                    Exhibit 23.7



                   CONSENT OF SG COWEN SECURITIES CORPORATION

We hereby consent to the inclusion of our opinion, dated September 10, 2000, to the Special Committee of the Board of Directors of GelTex Pharmaceuticals, Inc. (the "Company") attached as Annex B to the Company's Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background and Reasons for the Merger" and "Fairness Opinion of GelTex's Financial Advisor." In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation comes within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                            SG COWEN SECURITIES CORPORATION


                                            By: /s/ Joseph A. Augustine
                                                ------------------------------
                                                Name:  Joseph A. Augustine
                                                Title: Managing Director



New York, New York
November 1, 2000